--------------------------------------------------------------------------------

                           MBIA INSURANCE CORPORATION,
                                   as Insurer



                         IRWIN HOME EQUITY CORPORATION,
                                   as Company



                                       and



                       PRUDENTIAL SECURITIES INCORPORATED,
                                 as Underwriter



                            INDEMNIFICATION AGREEMENT



                   IRWIN HOME EQUITY CORPORATION TRUST 1996-1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-1
                 CLASS A-1, CLASS A-2 and CLASS A-3 CERTIFICATES



                          Dated as of October 15, 1996


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

      (This Table of Contents is for convenience of reference only and shall not be deemed to be a part of this Agreement.)

                                                                            Page

Section 1.   Definitions.......................................................1
Section 2.   Representations and Warranties of the Insurer.....................2
Section 3.   Agreements, Representations and Warranties of the
               Underwriter ....................................................3
Section 4.   Agreements, Representations and Warranties of
               the Company ....................................................4
Section 5.   Indemnification...................................................5
Section 6.   Insurer Undertaking...............................................5
Section 7.   Notice To Be Given Insurer........................................5
Section 8.   Notice To Be Given to the Underwriter.............................6
Section 9.   Notice To Be Given the Company....................................7
Section 10.  Contribution......................................................8
Section 11.  Notices...........................................................9
Section 12.  Governing Law, Etc...............................................10
Section 13.  Insurance Agreement; Pooling and Servicing Agreement.............10
Section 14.  Limitations......................................................10
Section 15.  Counterparts.....................................................10

TESTIMONIUM
SIGNATURES

                            INDEMNIFICATION AGREEMENT

     This  Agreement,  dated  as of  October  15,  1996,  is by and  among  MBIA
Insurance Corporation (the "Insurer"), as the Insurer under the Certificate Guaranty Insurance Policies (the "Policies") issued in connection th the Offered Certificates described below, Irwin Home Equity Corporation as Company (the "Company") and Prudential Securities Incorporated, as underwriter (the "Underwriter").

     Section 1. DEFINITIONS.Section 1. Definitions. As used in this Agreement, the following terms shall have the respective meanings stated herein, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used in this Agreement but not otherwise defined herein will have the meanings ascribed to such terms in the Pooling and Servicing Agreement (as described below).

          "Act" means the Securities Act of 1933, as amended, together with all related rules and regulations.

          "Agreement" means this Indemnification Agreement by and among the Insurer, the Company and the Underwriter.

          "Company Party" means the Company and its respective parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or any "controlling party" (as such term is used in the Act") of any of the foregoing.

          "Indemnified Party" means any party entitled to any indemnification pursuant to Section 5 below, as the context requires.

          "Indemnifying   Party"   means   any   party   required   to   provide
     indemnification pursuant to Section 5 below, as the context requires.

          "Insurance Agreement" means the Insurance Agreement, dated as October 1, 1996, by and among the Insurer, Prudential Securities Secured Financing Corporation, as Depositor, Irwin Home Equity Corporation, as Servicer, Irwin Union Bank and Trust Company, as IUB, IHE Funding Corp., as Seller, and The Chase Manhattan Bank, as Trustee.

          "Insurer Party" means the Insurer and its respective parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Act) of any of the foregoing.

          "Losses" means (i) any actual out-of-pocket loss paid by the party entitled to indemnification or contribution hereunder, and (ii) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

          "Offered Certificates" means the Class A Certificates issued pursuant to the Pooling and Servicing Agreement.

          "Person"   means   any   individual,   partnership,   joint   venture,
     corporation, trust or unincorporated organization or any government or agency or political subdivision thereof.

          "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of October 1, 1996 by and among the Depositor, the Servicer and the Trustee.

          "Prospectus Supplement" means the form of final Prospectus Supplement dated October 9, 1996 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

          "Registration Statement" means the registration statement on Form S-3 relating to the Offered Certificates.

          "State Securities Law" means any state, local or foreign statute, and any rule or regulation thereunder, regulating (i) transactions and dealings in securities, (ii) any Person or entity engaging in such transactions or advising with respect to securities or (iii) investment companies.

          "Underwriter   Party"   means  the   Underwriter   and  its   parents,
     subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Act) of any of the foregoing.

          "Underwriting Agreement" means the Underwriting Agreement by and between the Prudential Securities Secured Financing Corporation and the Underwriter with respect to the offer and sale of the Class A Certificates, as the same may be amended from time to time.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE INSURER.Section 2. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Underwriter and the Company as follows:

          (a) Organization and Licensing. The Insurer is a duly incorporated and existing New York stock insurance company licensed to do business in the State of New York.

          (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policies and to execute and deliver this Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder.

          (c) Authorization; Approvals. The issuance of the Policies and the execution, delivery and performance of this Agreement and the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policies, this Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

          (d) Enforceability. The Policies, when issued, this Agreement and the Insurance Agreement will constitute the legal, valid and binding obligations of the Insurer, enforceable in accordance with their terms, subject to applicable laws affecting the enforceability of creditors' rights generally.

          (e) Financial Information. The consolidated financial statements of the Insurer as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995 incorporated by reference in the Prospectus Supplement (the "Insurer Audited Financial Statements"), fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied. The consolidated financial statements of the Insurer and its subsidiaries for the six months ended June 30, 1996 incorporated by reference in the
     Prospectus Supplement (the "Insurer Unaudited Financial Statements") present fairly in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied in a manner consistent with the accounting principles used in preparing the Insurer Audited Financial Statements, and, since June 30, 1996 there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy.

          (f) Insurer Information. The information in the Prospectus Supplement under the caption "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" (together with the Insurer Audited Financial Statements and the Insurer Unaudited Financial Statements, the "Insurer Information") is true and correct in all material respects as of the date thereof and hereof, and does not contain any untrue statement of a fact that is material to the Insurer's ability to perform its obligations under this Agreement, the Policies or the Insurance Agreement.

          (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or would materially and adversely affect its ability to perform its obligations under this Agreement, the Policies or the Insurance Agreement.

         Section  3.   AGREEMENTS,   REPRESENTATIONS   AND   WARRANTIES  OF  THE
UNDERWRITER.Section 3. Agreements, Representations and Warranties of the Underwriter. The Underwriter represents and warrants to and agrees with the Insurer that the statements in the Prospectus Supplement made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company specifically for use in the preparation of the Prospectus Supplement (referred to herein as the "Underwriter Information") are true and correct in all material respects.

     Section 4. AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY.Section 4. Agreements, Representations and Warranties of the Company. The Company represents and warrants to and agree with the Insurer and the Underwriter as follows:

          (a) Registration Statement. The information in the Registration Statement, other than the Insurer Information, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Organization. The Company is duly incorporated and existing under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, makes such qualification necessary.

          (c) Corporate Power. The Company has the corporate power and authority to execute and deliver this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder.

          (d) Authorization; Approvals. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement by the Company have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Company's board of directors or stockholders, are necessary for this Agreement, the Underwriting Agreement, the Pooling and Servicing Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Company.

          (e) Enforceability. This Agreement, the Pooling and Servicing Agreement, and the Insurance Agreement will each constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Company and to general principles of equity.

          (f) No Litigation. Except as disclosed in the Prospectus Supplement, there are no other actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company at law or in equity or before any court, governmental agency, board or commission or any arbitrator which could be reasonably expected to materially and adversely affect the Company's (i) condition (financial or otherwise) or operations or (ii) ability to perform its respective obligations under this Agreement, the Pooling and Servicing Agreement or the Insurance Agreement.

          (g) Compliance With Usury Laws. The Company is not in violation of, and will not violate, any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of any loan of money with respect to the Mortgage Loans.

     Section 5. INDEMNIFICATION.Section 5. Indemnification. (a) The Insurer hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Company Party and each Underwriter Party against any and all Losses incurred by them with respect to the offer and sale of any of the Offered Certificates and resulting from the Insurer's breach of any of its representations and warranties set forth in Section 2 of this Agreement.

     (b) The Underwriter hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all Losses incurred by it with respect to the offer and sale of any of the Offered Certificates and resulting from the Underwriter's breach of any of its representations and warranties set forth in
Section 3 of this Agreement.

     (c) The Company hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all Losses incurred by it with respect to the offer and sale of any of the Offered Certificates and resulting from the breach by the Company of any of the representations and warranties set forth in Section 4 of this Agreement.

     (d) Upon the incurrence of any Losses entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

     Section 6. INSURER UNDERTAKING.Section 6. Insurer Undertaking. The Insurer hereby agrees that, for so long as the Underwriter is required under the Act to deliver a prospectus in connection with the sale of any of the Offered Certificates, the Insurer will furnish to either the Underwriter or the Company, or both, upon written request of such party or parties and at the expense of the Company, copies of the Insurer's most recent financial statements (annual or interim, as the case may be) prepared in accordance with generally accepted accounting principles (subject, as to interim statements, to normal year-end adjustments) within a reasonable time after they are available.

     Section 7. NOTICE TO BE GIVEN INSURER.Section 7. Notice To Be Given Insurer. Except as provided in Section 10 below with respect to contribution, the indemnification provided herein by the Insurer shall be the exclusive remedy of each Underwriter Party or Company Party for the Losses resulting from the Insurer's breach of a representation, warranty or agreement hereunder; provided, however, that each Underwriter Party or Company Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle each Underwriter Party or Company Party to be indemnified under this Agreement, such party shall give the Insurer written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Insurer shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, each Company Party or each Underwriter Party, as the case may be. The Indemnified Party will have the right to employ its own counsel in any such action in addition to counsel for the Insurer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party at the Insurer's expense has been authorized in writing by the Insurer, (2) the Insurer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (3) the named parties to any such action include the Insurer on the one hand and, on the other hand, the Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Insurer (in which case, if such Indemnified Party notifies the Insurer in writing that it elects to employ separate counsel at the expense of the Insurer, the Insurer shall not have the right to assume the defense of such action or proceeding on such Indemnified Party's behalf), in each of which cases the reasonable fees and expenses of counsel (including local counsel) will be at the expense of the Insurer, and all such fees and expenses will be reimbursed promptly as they are incurred but, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Insurer shall not be liable for the fees and expenses of more than one counsel for all Company Parties and more than one counsel for all Underwriter Parties. The Underwriter Parties and Company Parties shall cooperate with the Insurer Parties in resolving any event which would give rise to an indemnity obligation pursuant to Section 5(a) hereof in the most efficient manner. No settlement of any such claim or action shall be entered into without the consent of each Company Party or each Underwriter Party, as the case may be, who is subject to such claim or action, on the one hand, and each Insurer Party who is subject to such claim or action, on the other hand; provided, however, that the consent of such Company Party or such Underwriter Party, as applicable, shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Company Party or Underwriter Party. Any failure by an Company Party or Underwriter Party, as the case may be, to comply with the provisions of this Section shall relieve the Insurer of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the Insurer's financial liability hereunder, and then only to the extent of such prejudice.

         Section 8. NOTICE TO BE GIVEN TO THE UNDERWRITER.Section 8. Notice To Be Given to the Underwriter. Except as provided below in Section 10 with respect to contribution, the indemnification provided herein by the Underwriter shall be the exclusive remedy of any Insurer Party for the Losses resulting from any Underwriter's breach of a representation, warranty or agreement hereunder; provided, however, that each Insurer Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle each Insurer Party to be indemnified under this Agreement, such party shall give the Underwriter written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Underwriter shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Insurer Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to counsel for the Underwriter, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Underwriter, (2) the Underwriter has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (3) the named parties to any such action include the Underwriter on the one hand and, on the other hand, the Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Underwriter (in which case, if such

Indemnified Party notifies the Underwriter in writing that it elects to employ separate counsel at the expense of the Underwriter, the Underwriter shall not have the right to assume the defense of such action or proceeding on such Indemnified Party's behalf), in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Underwriter, and all such fees and expenses will be reimbursed promptly as they are incurred but, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Underwriter shall not be liable for the fees and expenses of more than one counsel for all Insurer Parties. The Insurer Party shall cooperate with each Underwriter Party and each Company Party in resolving any event which would give rise to an indemnification obligation pursuant to Section 5(b) hereof in the most efficient manner. No settlement of any such claim or action shall be entered into without the consent of the Insurer Party who is subject to such claim or action, on the one hand, and each Underwriter Party who is subject to such claim or action, on the other hand; provided, however, that the consent of such Insurer Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Insurer Party. Any failure by an Insurer Party to comply with the provisions of this Section shall relieve the Underwriter of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the Underwriter's liability hereunder, and then only to the extent of such prejudice.

     Section 9. NOTICE TO BE GIVEN THE COMPANY.Section 9. Notice To Be Given the Company. Except as provided below in Section 10 with respect to contribution, the indemnification provided herein by the Company shall be the exclusive remedy of any Insurer Party for the Losses resulting from the Company's breach of a representation, warranty or agreement hereunder; provided, however, that the Insurer Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Insurer Party to be indemnified under this Agreement, such party shall give the Company written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Company shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, each Insurer Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to counsel for the Company, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Company, (2) the Company has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (3) the named parties to any such action include the Company, on the one hand, and, on the other hand, the Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on such Indemnified Party's behalf), in which case the reasonable fees and expenses of counsel will be at the expense of the Company, and all such fees and expenses will be reimbursed promptly as they are incurred but, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Company shall not be liable for the fees and expenses of more than one counsel for all Insurer Parties. Each Insurer Party shall cooperate with each Company Party and each Underwriter Party in resolving any event which would give rise to an indemnification obligation pursuant to Section 5(c) hereof in the most efficient manner. No settlement of any such claim or action shall be entered into without the consent of each Insurer Party who is subject to such claim or action, on the one hand, and the Company Party, on the other hand; provided, however, that the consent of such Insurer Party shall not be required if such settlement either: (i) fully discharges, with prejudice against the plaintiff, the claim or action against such Insurer Party, or (ii) partially discharges, with prejudice against the plaintiff, a portion of the claim or action against such Insurer Party, in which case the Company shall remain fully liable for the undischarged portion of such claim or action to the extent of its liability under this Agreement and in accordance with the provisions of this Agreement. Any failure by an Insurer Party to comply with the provisions of this Section shall relieve the Company of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the Company's liability hereunder, and then only to the extent of such prejudice.

     Section 10. CONTRIBUTION.Section 10. Contribution. (a) To provide for just and equitable contribution if the indemnification provided by the Insurer is determined to be unavailable for any Underwriter Party or Company Party (other than by reason of failure to comply with to Section 5 or 7 of this Agreement), the Insurer shall contribute to the compensation for Losses arising from any breach of a representation or warranty set forth in this Agreement on the basis of the relative fault of and relative benefit to all Underwriter Parties, all Company Parties and all Insurer Parties, respectively.

     (b) To provide for just and equitable contribution if the indemnification provided by the Company is determined to be unavailable for any Insurer Party (other than by reason of failure to comply with Section 5 or 9 of this Agreement), the Company agrees to contribute to the compensation for Losses arising from any breach of a representation or warranty set forth in this Agreement on the basis of the relative fault of and relative benefit to all Underwriter Parties, all Company Parties and all Insurer Parties, respectively.

     (c) To provide for just and equitable contribution if the indemnification provided by the Underwriter is determined to be unavailable for any Insurer Party (other than by reason of failure to comply with Section 5 or 8 of this Agreement), the Underwriter shall contribute to compensation for Losses arising from any breach of a representation or warranty set forth in this Agreement on the basis of the relative fault of and relative benefit to all Underwriter Parties, all Company Parties and all Insurer Parties.

     (d) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth in Section 2, 3 or 4 of this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

     (e) Relative benefit with respect to the Underwriter and the Company shall be deemed to be in the same proportions as the net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover of the Prospectus Supplement as amended or supplemented bear to the initial aggregate public offering price as set forth thereon. Relative benefit of the Insurer shall be determined by reference to the aggregate Premium (as defined in the Insurance Agreement) paid to the Insurer.

     (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (g) The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter Party, any Company Party or any Insurer Party, (ii) the issuance of any Offered Certificates or the Policies or (iii) any termination of this Agreement.

     (h) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

     Section 11. NOTICES.Section 11. Notices. All notices and other communications provided for under this Agreement shall be addressed to the address set forth below as to each party or at such other address as shall be designated by a party in a written notice to the other party.

         If to the Insurer:               MBIA Insurance Corporation
                                          113 King Street
                                          Armonk, NY  10504
                                          Attention:  General Counsel

         If to the Company:               Irwin Home Equity Corporation
                                          12677 Alcosta Blvd., Suite 500
                                          San Ramon, CA 945893
                                          Attention: Edwin Corbin

         If to the Underwriter:           Prudential Securities Incorporated
                                          One New York Plaza, 15th Floor
                                          New York, NY 10292
                                          Attention: John Herbert

     Section 12. Governing Law, Etc. This Agreement shall be deemed to be a contract under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions. This Agreement may not be assigned by any party without the express written consent of each other party. Amendments of this Agreement shall be in writing signed by each party. This Agreement shall not be effective until executed by each of the Insurer, the Company and the Underwriter.

     Section 13. Insurance Agreement; Pooling and Servicing Agreement. This Agreement in no way limits or otherwise affects the indemnification obligations of the Company under (a) the Insurance Agreement or (b) the Pooling and Servicing Agreement.

     Section 14. Limitations. Nothing in this Agreement shall be construed as a representation or undertaking by the Insurer concerning maintenance of the rating currently assigned to its claims-paying ability by Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Group ("S&P") or any other rating agency.

     Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.

                                      MBIA INSURANCE CORPORATION

                                      By /s/ Lisa A. Wilson
                                         ---------------------------
                                      Title  Assistant Secretary
                                             -----------------------


                                      IRWIN HOME EQUITY CORPORATION

                                      By /s/ Matthew F. Souza
               `                         ----------------------------
                                      Title  Secretary
                                             ------------------------


                                      PRUDENTIAL SECURITIES INCORPORATED

                                      By /s/ Brendan Keane
                                         ----------------------------
                                      Title  Vice President
                                             ------------------------